Exhibit 99.1

                           THACKERAY CORPORATION NEWS

 CONTACT:                                                      FOR RELEASE:
 Jules Ross                                                    Immediately
 Vice President, Finance                                       December 10, 2004
 (212) 564-3393


       THACKERAY CORPORATION COMPLETES SALE OF ASSETS TO EST ORLANDO, LTD.

NEW YORK, NEW YORK - DECEMBER 10, 2004 - Thackeray Corporation announced today that, following its receipt of the requisite stockholder approval, it has completed the sale of its interest in the BT Orlando Limited Partnership and approximately 78 acres of undeveloped land in Orlando, Florida, constituting substantially all of its assets, to EST Orlando, Ltd., a limited partner of BT Orlando Limited Partnership. Under the terms of the agreement, Thackeray received $6,250,000 in cash for the partnership interest and the land. Thackeray will proceed to implement its plan of liquidation and dissolution, pursuant to which its remaining net cash, after payment of all liabilities and expenses, will be distributed to its stockholders.